EXHIBIT 4.15

Gouvernement du Quebec
L'Inspecteur general
des institutions financieres

                                   Form 5
                                   ARTICLES OF AMENDMENT
                                   The Companies Act, R.S.Q., c. C-38
                                   Part 1A


1  Corporate name

   CANADIAN REYNOLDS METALS COMPANY, LTD.
   SOCIETE CANADIENNE DE METAUX REYNOLDS, LTEE

2  Present address of the Company:

   1501 McGill College Avenue, 26th Floor
         No         Street name

   Montreal
           Municipality

   Quebec                           H3A 3N9
           Province                 Postal code

3 Application presented in conformity with Section 123.140 and following of the Companies Act

4  The company's articles are amended as follows:

   Appendix 1 referred in Item 5 of the Articles of Incorporation forming part of the Certificate of Incorporation dated March 31, 1994 be and is hereby amended by deleting Sections II.(d) and II.(e)

5  Effective date, if different     6  Denomination sociale (ou numero
   from date of filing (see            matricule) anterieure a la
   instructions)                       modification, si differente de
                                       celle mentionnee a la case 1

If space is insufficient, attach an appendix in two (2) copies

Signature of                Dewey Michael Jones
authorized director         Dewey Michael Jones

For departmental use only                                 CA-215 (REV.12-93)

                                 Quebec


                        CERTIFICAT DE MODIFICATION


                     Loi sur les compagnies, Partie IA
                           (L.R.Q., chap. C-38)


               J'atteste par les presentes que la compagnie


               SOCIETE CANADIENNE DE METAUX
               REYNOLDS, LTEE


               et sa version


               CANADIAN REYNOLDS METALS COMPANY, LTD.


               a modifie ses statuts le 1ER JANVIER 1996, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modification ci-joints.




               Deposes au registre le 15 decembre 1995
               sous le matricule 1140329104


Gouvernement
du Quebec
L'Inspecteur
general des         Alfred Vaillancourt
institutions        Inspecteur general des institutions financieres par interim financieres


[IMAGE OF SEAL OMITTED]

                              APPENDIX 2

(1) The number of its shareholders is limited to fifty (50), exclusive of present or former employees of the Company or of a subsidiary.

(2)  The directors may, when they deem it expedient:

     (a)  borrow money upon the credit of the Company;


     (b) issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

     (c) hypothecate the immovable and movable property or otherwise affect the movable property of the Company.

                                Quebec


                       CERTIFICAT DE CONSTITUTION


                    Loi sur les compagnies, Partie IA
                          (L.R.Q., chap. C-38)


           J'atteste par les presentes que la compagnie


           SYSTEMES GRAPHIQUES SOUTHERN-CANADA,
           LTEE


           et sa version


           SOUTHERN GRAPHIC SYSTEMS-CANADA, LTD.


           a ete constituee le 31 MARS  1994, sous l'autorite de la

           partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de constitution ci-joints.


           Deposes au registre le 12 avril 1994
           sous le matricule 1140329104



Gouvernement
du Quebec
L'Inspecteur
general des                     Jean Marie Blandchard
institutions                    Inspecteur general des institutions financieres
financieres

S110S14G01S93MA

[IMAGE OF SEAL OMITTED]

     Gouvernement du Quebec                                 A-110220-J9401
     L'Inspecteur general
     des institutions financieres
                                            Form 1
                                            ARTICLES OF INCORPORATION
                                            The Companies Act, R.S.Q., c. C-38
                                            Part 1A

1  Corporate name
   SYSTEMES GRAPHIQUES SOUTHERN-CANADA, LTEE
   SOUTHERN GRAPHIC SYSTEMS-CANADA, LTD.


2  Quebec judicial district   3  Precise number or      4  Effective date if
   wherein company is            minimum and maximum       after filing date
   setting up its head           number of directors
   office

   Montreal                      Minimum: 3  Maximum: 10    N/A

5  Description of share capital

   The annexed Appendix 1 is incorporated in this form

6  Restrictions (if any) on transfer of shares
   No shares of the Company shall be transferred without the approval of the directors evidenced by a resolution duly adopted by them

7  Limitations (if any) on company activity

   None

8  Other provisions

   The annexed Appendix 2 is incorporated in this form

9  Incorporators

   Name and surname   Address and postal code    Signature of each incorporator
                      (if a corporation, give     (if a corporation, signature
                      head office address and         of authorized person)
                        incorporation act)

   Bertrand, Maryse   3123 Daulac Road           Maryse Bertrand
                      Montreal, Quebec
                      H3Y 2A1


______________________________________________________________________________
If space is insufficient, attach an appendix in two (2) copies

------------------------------------------------------------------------------
For departmental use only                                   CA-211(REV.12-93)

       Gouvernement
       du Quebec
       Depose le
       31 MARS 1994
     L'Inspecteur general des
     Institutions financieres

                              APPENDIX 1
                              ----------


Unlimited number of class A common shares without par value; Unlimited number of class B common shares without par value; Unlimited number of class A preferred shares without par value; Unlimited number of class B preferred shares without par value; Unlimited number of class C preferred shares without par value; and Unlimited number of class D preferred shares without par value.


I. The class A common shares and the class B common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) Each class A common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Company (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Companies Act (hereinafter referred to as the "Act")). The holders of the class B common shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Company (except as required by the provisions hereof or by the Act).

     (b) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares, the class D preferred shares and to any other class of shares ranking prior to the class A common shares or the class B common shares, the holders of the class A common shares and the holders of the class B common shares shall be entitled to receive the remaining property of the Company; the class A common shares and the class B common shares shall rank equally with respect to the payment of dividends and to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among shareholders for the purpose of winding-up its affairs.


II. The class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a)  Each class A preferred share shall entitle the holder thereof to one
          (1) vote at all meetings of the shareholders of the Company (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions of the Act).

     (b) The holders of the class A preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Company, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class A preferred redemption price (as hereinafter in paragraph
          II. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Company. The holders of the class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

     (c) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall be entitled to receive for each class A preferred share, in preference and priority to any distribution of the property or assets of the Company to the holders of the other shares of the Company, an amount equal to the class A preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Company.

     (d) The Company may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class A preferred shares on payment for each class A preferred share to be redeemed of the class A preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs II. (e) and (f) called the "redemption price").

     (e) Before redeeming any class A preferred shares, the Company shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class A preferred shares to be redeemed, notice of the intention of the Company to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Company, or in the event of the address of any such holder not appearing on the records of the Company, then to the last address of such holder known to the Company, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Company shall pay or cause to be paid the redemption price to the registered holders of the class A preferred shares to be redeemed on presentation and surrender of the certificates for the class A preferred shares so called for redemption at the registered office of the Company or at such other place or places as may be specified in such notice, and the certificates for such class A preferred shares shall thereupon be cancelled, and the class A preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Company shall have the right to deposit the redemption price of the class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class A preferred shares against presentation and surrender of the certificates representing such class A preferred shares. If less than all the class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class A preferred shares unanimously agree to the adoption of another method of selection of the class A preferred shares to be redeemed. If less than all the class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

     (f) The Company may purchase for cancellation at any time all, or from time to time any part, of the class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class A preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

     (g) For the purposes of the foregoing paragraphs II. (b), (c) and (d), the "class A preferred redemption price" of each class A preferred share shall be an amount equal to (i) the monetary consideration received by the Company upon the issuance of such share (denominated in the currency in which such consideration was paid to the Company), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Company (including, without limitation, shares of another class of the Company) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

          The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Company upon the issuance of such class A preferred share.

     (h) In the event that only part of the amount of the consideration received by the Company for any class A preferred share issued by the Company is added to the issued and paid up capital account for the class of shares of which such class A preferred share forms part, such class A preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only the issued and paid up capital of such shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

     (i) No change to any of the provisions of paragraphs II. (a) to (h) or of this paragraph (i) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class A preferred shares, in addition to any other approval required by the Act.

III. The class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

      (a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Company.

      (b) The holders of the class B preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class C preferred shares, the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class B preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class B preferred redemption price (as hereinafter in paragraph III. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Company. The holders of the class B preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

      (c) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding-up its affairs, the holders of the class B preferred shares shall be entitled to receive for each class B preferred share, in preference and priority to any distribution of the property or assets of the Company to the holders of the class C preferred shares, the class D preferred shares, the class A and the class B common shares or any other shares ranking junior to the class B preferred shares, an amount equal to the class B preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Company.

      (d) The Company may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class B preferred shares on payment for each class B preferred share to be redeemed of the class B preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs III. (e) and (f) called the "redemption price").

      (e) Before redeeming any class B preferred shares, the Company shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class B preferred shares to be redeemed, notice of the intention of the Company to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Company, or in the event of the address of any such holder not appearing on the records of the Company, then to the last address of such holder known to the Company, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class B preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Company shall pay or cause to be paid the redemption price to the registered holders of the class B preferred shares to be redeemed on presentation and surrender of the certificates for the class B preferred shares so called for redemption at the head office of the Company or at such other place or places as may be specified in such notice, and the certificates for such class B preferred shares shall thereupon be cancelled, and the class B preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class B preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Company shall have the right to deposit the redemption price of the class B preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class B preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class B preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders hereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class B preferred shares against presentation and surrender of the certificates representing such class B preferred shares. If less than all the class B preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class B preferred shares unanimously agree to the adoption of another method of selection of the class B preferred shares to be redeemed. If less than all the class B preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (f) The Company may purchase for cancellation at any time all, or from time to time any part, of the class B preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class B preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class B preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class B preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

      (g) For the purposes of the foregoing paragraphs III. (b), (c) and (d), the "class B preferred redemption price" of each class B preferred share shall be an amount equal to (i) the monetary consideration received by the Company upon the issuance of such share (denominated in the currency in which such consideration was paid to the Company), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Company (including, without limitation, shares of another class of the Company) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

           The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding subparagraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Company upon the issuance of such class B preferred share.

      (h) In the event that only part of the amount of the consideration received by the Company for any class B preferred share issued by the Company is added to the issued and paid up capital account for the class of shares of which such class B preferred share forms part, such class B preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only the issued and paid up capital of such shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

      (i) No change to any of the provisions of paragraphs III. (a) to (h) or of this paragraph (i) shall have any force or effect until a by-law has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class B preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class B preferred shares, in addition to any other approval required by the Act.

IV. The class C preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

      (a)  Each class C preferred share shall entitle the holder thereof to one
           (1) vote at all meetings of the shareholders of the Company (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the Act).


      (b) The holders of the class C preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class D preferred shares, the class A and the class B common shares or any other shares ranking junior to the class C preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class C preferred redemption price (as hereinafter in paragraph IV. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Company. The holders of the class C preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

      (c) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding-up its affairs, the holders of the class C preferred shares shall be entitled to receive for each class C preferred share, in preference and priority to any distribution of the property or assets of the Company to the holders of the class D preferred shares, the class A and the class B common shares or any other shares ranking junior to the class C preferred shares, an amount equal to the class C preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Company.

      (d) The Company may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class C preferred shares on payment for each class C preferred share to be redeemed of the class C preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs IV. (e), (f) and (g) called the "redemption price").

      (e) Before redeeming any class C preferred shares, the Company shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class C preferred shares to be redeemed, notice of the intention of the Company to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the

           Company, or in the event of the address of any such holder not appearing on the records of the Company, then to the last address of such holder known to the Company, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class C preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Company shall pay or cause to be paid the redemption price to the registered holders of the class C preferred shares to be redeemed on presentation and surrender of the certificates for the class C preferred shares so called for redemption at the head office of the Company or at such other place or places as may be specified in such notice, and the certificates for such class C preferred shares shall thereupon be cancelled, and the class C preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class C preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Company shall have the right to deposit the redemption price of the class C preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class C preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class C preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class C preferred shares against presentation and surrender of the certificates representing such class C preferred shares. If less than all the class C preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class C preferred shares unanimously agree to the adoption of another method of selection of the class C preferred shares to be redeemed. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (f) A holder of class C preferred shares shall be entitled to require the Company to redeem at any time all, or from time to time any part, of the class C preferred shares registered in the name of such holder by tendering to the Company at its head office the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Company redeem together with a request in writing specifying (i) the number of class C preferred shares which the registered holder desires to have redeemed by the Company and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Company redeem such class C preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Company. Upon receipt of the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Company redeem together with such a request, the Company shall on, or at its option, before, the redemption date redeem such class C preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Company's bankers for the time being in Canada. The said class C preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such class C preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class C preferred shares in respect thereof. Notwithstanding the foregoing, the Company shall only be obliged to redeem class C preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class C preferred shares would be contrary to any applicable law, the Company shall only be obliged to redeem such class C preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Company shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (g) The Company may purchase for cancellation at any time all, or from time to time any part, of the class C preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class C preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class C preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class C preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

      (h) For the purposes of the foregoing paragraphs IV. (b), (c) and (d), the "class C preferred redemption price" of each class C preferred share shall be an amount equal to (i) the monetary consideration received by the Company upon the issuance of such share (denominated in the currency in which such consideration was paid to the Company), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Company (including, without limitation, shares of another class of the Company) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

           The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Company upon the issuance of such class C preferred share.

      (i) In the event that only part of the amount of the consideration received by the Company for any class C preferred share issued by the Company is added to the issued and paid up capital account for the class of shares of which such class C preferred share forms part, such class C preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only the issued and paid up capital of such class C preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

      (j) No change to any of the provisions of paragraphs IV. (a) to (i) or of this paragraph (j) shall have any force or effect until a by-law has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class C preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class C preferred shares, in addition to any other approval required by the Act.


V. The class D preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

      (a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class D preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Company.

      (b) The holders of the class D preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class A and the class B common shares or any other shares ranking junior to the class D preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class D preferred redemption price (as hereinafter in paragraph V. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Company. The holders of the class D preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

      (c) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purpose of winding-up its affairs, the holders of the class D preferred shares shall be entitled to receive for each class D preferred share, in preference and priority to any distribution of the property or assets of the Company to the holders of the class A and the class B common shares or any other shares ranking junior to the class D preferred shares, an amount equal to the class D preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Company.

      (d) The Company may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class D preferred shares on payment for each class D preferred share to be redeemed of the class D preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs V. (e), (f) and (g) called the "redemption price").

      (e) Before redeeming any class D preferred shares, the Company shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class D preferred shares to be redeemed, notice of the intention of the Company to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Company, or in the event of the address of any such holder not appearing on the records of the Company, then to the last address of such holder known to the Company, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class D preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Company shall pay or cause to be paid the redemption price to the registered holders of the class D preferred shares to be redeemed on presentation and surrender of the certificates for the class D preferred shares so called for redemption at the registered office of the Company or at such other place or places as may be specified in such notice, and the certificates for such class D preferred shares shall thereupon be cancelled, and the class D preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class D preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Company shall have the right to deposit the redemption price of the class D preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class D preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class D preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class D preferred shares against presentation and surrender of the certificates representing such class D preferred shares. If less than all the class D preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class D preferred shares unanimously agree to the adoption of another method of selection of the class D preferred shares to be redeemed. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (f) A holder of class D preferred shares shall be entitled to require the Company to redeem at any time all, or from time to time any part, of the class D preferred shares registered in the name of such holder by tendering to the Company at its head office the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Company redeem together with a request in writing specifying (i) the number of class D preferred shares which the registered holder desires to have redeemed by the Company and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Company redeem such class D preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Company. Upon receipt of the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Company redeem together with such a request, the Company shall on, or at its option, before, the redemption date redeem such class D preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Company's bankers for the time being in Canada. The said class D preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such class D preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class D preferred shares in respect thereof. Notwithstanding the foregoing, the Company shall only be obliged to redeem class D preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class D preferred shares would be contrary to any applicable law, the Company shall only be obliged to redeem such class D preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Company shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (g) The Company may purchase for cancellation at any time all, or from time to time any part, of the class D preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class D preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class D preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class D preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

      (h) For the purposes of the foregoing paragraphs V. (b), (c) and (d), the "class D preferred redemption price" of each class D preferred share shall be an amount equal to (i) the monetary consideration received by the Company upon the issuance of such share (denominated in the currency in which such consideration was paid to the Company), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Company (including, without limitation, shares of another class of the Company) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

           The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Company upon the issuance of such class D preferred share.

      (i) In the event that only part of the amount of the consideration received by the Company for any class D preferred share issued by the Company is added to the issued and paid up capital account for the class of shares of which such class D preferred share forms part, such class D preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only the issued and paid up capital of such shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

      (j) No change to any of the provisions of paragraphs V. (a) to (i) or of this paragraph (j) shall have any force or effect until a by-law has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class D preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class D preferred shares, in addition to any other approval required by the Act.

                                 APPENDIX 2

     (1) The number of its shareholders is limited to fifty (50), exclusive of present or former employees of the Company or of a subsidiary.

     (2) The Company shall not make a distribution to the public of any of its securities.

     (3)   The directors may, when they deem it expedient:

           (a)   borrow money upon the credit of the Company;

           (b) issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

           (c) hypothecate the immovable and movable property or otherwise affect the movable property of the Company.

Gouvernement du Quebec                                        A-110220-J9401
L'Inspecteur general
des institutions financieres

                                          Form 4
                                          NOTICE CONCERNING COMPOSITION
                                          OF THE BOARD OF DIRECTORS
                                          The Companies Act, R.S.Q., c. C-38
                                          Part 1A

1  Corporate name

   SYSTEMES GRAPHIQUES SOUTHERN-CANADA, LTEE
   SOUTHERN GRAPHIC SYSTEMS-CANADA, LTD.


2  Present address of the company:

   1420        Sherbrooke Street West, Suite 802
    No                   Street name

   Montreal
        Municipality

     Quebec                                  H3G 1K9
        Province                             Postal code


                                        Full residential address
         Name and surname               (including postal code)

3  The directors of the Company are:

   Christino, Thomas P.     6601 West Broad Street, Richmond, Virginia, U.S.A.
                            23230

   Taylor, Julian H.        6601 West Broad Street, Richmond, Virginia, U.S.A.
                            23230

   Jones, D. Michael        6601 West Broad Street, Richmond, Virginia, U.S.A.
                            23230

   Hammond, T.L.            2929 South Floyd Street, Louisville, Kentucky,
                            U.S.A. 40213

______________________________________________________________________________
If space is insufficient, attach an appendix in two (2) copies


The Company


                           Post occupied
  Maryse Bertrand          by signatory      Incorporator
    (signature)
______________________________________________________________________________
For departmental use only                                   CA214REV.12-93)



     Gouvernement
     du Quebec
     Depose le
     31 MARS 1994
   L'Inspecteur general des
   Institutions financieres

Gouvernement du Quebec                                         A-110220-J9401
L'Inspecteur general
des institutions financieres

                                           Form 2
                                           NOTICE OF ADDRESS OF HEAD OFFICE
                                           The Companies Act, R.S.Q., c. C-38
                                           Part 1A


1  Corporate name

   SYSTEMES GRAPHIQUES SOUTHERN-CANADA, LTEE
   SOUTHERN GRAPHIC SYSTEMS-CANADA, LTD.

2 Notice is hereby given that the address of the head office of the company, within the limits of the judicial district indicated in the articles, is as follows:

   1420                     Sherbrooke Street West, Suite 802
     No                               Street name

   Montreal
     Municipality

   Quebec                                    H3G 1K9
     Province                                Postal code


The Company


                             Post occupied
  Maryse Bertrand            by signatory     Incorporator
    (signature)



_______________________________________________________________________________
For departmental use only                                 CA-212(REV.12-93)

     Gouvernement
     du Quebec
     Depose le
     31 MARS 1994
   L'Inspecteur general des
   Institutions financieres